      As filed with the Securities and Exchange Commission on June 29, 1998

                                              Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              REPLIGEN CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)

       Delaware                                    2836                                  04-272386
   (State or Other                     (Primary Standard Industrial                    (IRS Employer
   Jurisdiction of                     Classification Code Number)                Identification Number)
   Incorporation or
   Organization)


                              --------------------
                                117 Fourth Avenue
                          Needham, Massachusetts 02494
                                 (781) 449-9560
 (Address, including Zip Code, and Telephone Number, including Area Code, of
              Registrant's Principal Executive Offices)

                              --------------------

                                Walter C. Herlihy
                      President and Chief Executive Officer
                              Repligen Corporation
                                117 Fourth Avenue
                          Needham, Massachusetts 02494
                                 (781) 449-9560

 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                              --------------------

                                   Copies to:
                          Lawrence S. Wittenberg, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                              --------------------

  Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                  CALCULATION OF REGISTRATION FEE

------------------------------------------- ------------------------- --------------------- -------------------- -----------------
                                                                        Proposed Maximum     Proposed Maximum
                                                                       Offering Price Per   Aggregate Offering       Amount of
  Title to Each Class of Securities to be   Amount to be Registered        Share (1)             Price(1)       Registration Fee(2)
                 Registered
------------------------------------------- ------------------------- -------------------- --------------------- -----------------
Common Stock, $0.01 par value per share....          2,000,000                 $1.63                $3,260,000         $961.70
--------------------------------------------- ------------------------- --------------------- -------------------- ---------------

 (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

 (2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock on the Nasdaq National Market on June 23, 1998.

                                                        --------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                    Subject to Completion dated June __, 1998

PROSPECTUS

                                2,000,000 Shares

                              Repligen Corporation
                                  Common Stock

                       -----------------------------------

         This Prospectus relates to the resale of up to 2,000,000 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Repligen Corporation ("Repligen" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders may sell the Shares from time to time in transactions on the Nasdaq National Market ("Nasdaq"), in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as principal, or both. See "Selling Stockholders" and "Plan of Distribution." The Selling Stockholders acquired the Shares pursuant to a Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of December 31, 1997 by and between the Company and the Selling Stockholders. See "Selling Stockholders".

         The Company will not receive any of the proceeds from the sale of the Shares. See "Use of Proceeds" and "Plan of Distribution." The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than selling commissions). See "Plan of Distribution." The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "RGEN". On June 23, 1998, the closing sale price of the Common Stock was $1.69 per share.

                    Investors should carefully consider the factors set forth under "Risk Factors." See page 5.

                       -----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

No dealer, sales representative or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy Common Stock by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such an offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to its date.

                                 ---------------

                  The date of this Prospectus is June __, 1998.

         This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors identified in this Prospectus, including the matters set forth under the caption "Risk Factors," which could cause actual results to differ materially from those indicated by such forward-looking statements.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, IL 60621; and Seven World Trade Center, New York, NY 10048. Copies of such material can be obtained from the Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the Nasdaq National Market, and such reports, proxy statements and other information may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission as described above, and copies of all or any part thereof may be obtained from such facilities upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this
Prospectus:

         (i) Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended March 31, 1998; and

         (ii) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act and declared effective on May 28, 1986, including any amendment or reports filed for the purpose of updating such description.

         Each document subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the shares of Common Stock made hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Daniel P. Witt, Secretary, Repligen Corporation, 117 Fourth Avenue, Needham, Massachusetts 02494; telephone (781) 449-9560.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

         Repligen Corporation ("Repligen" or the "Company") develops enabling technology for the discovery of new drugs including ultra-rapid methods for the synthesis of chemical compound libraries, and high throughput screening assays based on defined biological targets. The Company's technology is designed to identify compounds capable of blocking or stabilizing pharmaceutically important interactions between proteins and other macromolecules. To date, this type of interaction has only been accessible with complex natural products or protein pharmaceuticals both of which are difficult to develop, administer to patients and manufacture. The Company's goal is to develop organically synthesized drugs which can mimic the action of these natural products and proteins.

         In selected therapeutic areas, Repligen is applying its technology to the discovery of proprietary drug leads. The primary proprietary drug discovery program at the Company is the development of novel inhibitors of angiogenesis or new blood vessel growth which is essential for solid tumor growth and in certain ocular diseases. This program is based on proprietary, high throughput screening assays designed to detect inhibitors of the growth factors which drive angiogenesis and proprietary libraries of compounds designed to mimic the natural cell surface ligands of these growth factors. In initial preclinical studies, a compound identified from these libraries inhibited angiogenic growth factors in vitro and in vivo at non-toxic doses.

         Repligen also develops, manufactures and markets products for the production of protein pharmaceuticals (biopharmaceuticals) by affinity chromatography. The Company currently markets a line of products for the production of monoclonal antibodies intended for human clinical use based on a recombinant form of Protein A, a naturally occurring affinity ligand. The Company believes that its chemical libraries may be the source of additional affinity ligands for biopharmaceutical manufacturing.

                                 ---------------

         The Company originally was incorporated in Delaware in 1981. The Company's principal executive offices are located at 117 Fourth Avenue, Needham, Massachusetts 02494, and its telephone number is (781) 449-9560. As used in this Prospectus, the terms "Repligen" and the "Company" refer to Repligen Corporation, unless the context otherwise requires.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby.

         Additional Financing Requirements. The Company believes additional long-term financing will be required for the development of its drug discovery programs and bioprocessing products business and to support its future operations and capital expenditures. The Company from time to time may raise additional capital through equity or debt financing or by entering into corporate partnering arrangements; however, there can be no assurances that this funding will be made available or that terms acceptable to the Company will be reached.

         Potential Fluctuations in Operating Results. The Company's operating results may vary significantly from quarter to quarter or year to year, depending on factors such as the timing of increased research and development and sales and marketing expenses, the timing and size of product orders, the introduction of new products by the Company and the capital resources of the Company's customers. The Company's current and planned expense levels are based in part on its expectations as to future revenue. Consequently, revenue or profits may vary significantly from quarter to quarter or year to year and revenue or profits in any period will not necessarily be predictive of results in subsequent periods. There can be no assurance that the Company will achieve or maintain profitability or that its revenue growth can be sustained in the future.

         Dependence on Key Personnel. The Company is highly dependent on the members of its management and scientific staff, the loss of whom could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific, managerial and marketing personnel. The Company faces significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth. The failure to hire and retain such personnel could materially adversely affect the Company's prospects.

         The Company's success will depend, in part, on attracting and maintaining key employees, successful integration of recent acquisitions, continued support from current customers, development of new customers and successful enforcement of the Company's patent and proprietary rights.

         Intense Competition and Risk of Technological Obsolescence. The Company encounters, and expects to continue to encounter, intense competition in the sale of its current and future products. There can be no assurance that developments by others will not render the Company's products or technologies obsolete or non-competitive. Many of the Company's competitors and potential competitors have substantially greater resources, manufacturing and marketing capabilities, research and development staff and production facilities than those of the Company.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of June 23, 1998 with respect to the Shares held by the Selling Stockholders. The Shares may be offered from time to time by the Selling Stockholders. See "Plan of Distribution."


                                 Shares Beneficially Owned         Shares Offered        Shares Beneficially Owned
                                   Prior to Offering (1)          Pursuant to this        After Offering (1) (2)
                                   ---------------------             Prospectus          ----------------------
                                   Number          Percent           ----------           Number          Percent
                                   ------          -------                                ------          -------
Biotechnology Value Fund,        962,500            5.3%                700,000           262,500             1.4%
L.P. (3)

Biotechnology Value Fund,        687,500            3.8%                500,000           187,500             1.0%
Ltd. (4)

Biotechnology Venture            412,500            2.3%                300,000           112,500             *
Partners, L.P. (5)

Investment 10, L.L.C. (6)        343,750            1.9%                250,000            93,750             *

Four Partners (7)                343,750            1.9%                250,000            93,750
                                                                                                              *


---------------
*         Represents less than 1% of the outstanding shares.

(1) The number of shares of Common Stock deemed outstanding includes 18,001,785 shares outstanding as of June 23, 1998 and shares issuable pursuant to outstanding warrants that may be exercised within sixty days after June 23, 1998 ("presently exercisable warrants").
(2) Assumes that the Selling Stockholders will sell all of the Shares registered hereunder. The Stockholders may sell all or part of their Shares pursuant to this Prospectus.
(3) Includes 262,500 shares which may be acquired within sixty days pursuant to presently exercisable warrants.
(4) Includes 187,500 shares which may be acquired within sixty days pursuant to presently exercisable warrants.
(5) Includes 112,500 shares which may be acquired within sixty days pursuant to presently exercisable warrants. (6) Includes 93,750 shares which may be acquired within sixty days pursuant to presently exercisable warrants. (7) Includes 93,750 shares which may be acquired within sixty days pursuant to presently exercisable warrants.

         Except as described above, to the best of the Company's knowledge, none of the Selling Stockholders had any material relationship with the Company or any of its affiliates within the three year period ending on the date of this Prospectus.

         The Selling Stockholders acquired an aggregate of 2,000,000 Shares and warrants to purchase an aggregate of 750,000 shares of Common Stock pursuant to the Purchase Agreement. The Selling Stockholders have represented to the Company that they acquired the Shares as principal for their own accounts for investment and not with a view to, or for sale in connection with, any distribution of the Shares in contravention of the Securities Act or any other applicable securities legislation. In recognition of the fact, however, that the Selling Stockholders may want to be able to sell the Shares when they consider it appropriate, in connection with the Purchase Agreement, the Company agreed to file the Registration Statement with the Commission to effect the registration of the resale of the Shares under the Securities Act and to use reasonable efforts to keep the Registration Statement effective until the earliest of (a) such time as all of the Shares have been sold pursuant to the Registration Statement, and (b) the date that Rule 144(k) under the Securities Act (or successor provision) is available for the resale of the Shares.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time by the Selling Stockholders for their own accounts. The Company is responsible for the expenses incurred in connection with the registration of the Shares, except as otherwise set forth in the Purchase Agreement. The Company will not receive any of the proceeds from this offering.

The Selling Stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares.

         In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

         The distribution of the Shares by the Selling Stockholders is not subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or by pledges, donees, transferees or other successors in interest. The Shares offered by the Selling Stockholders may be sold from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Stockholders may sell their Shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the Shares, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares placed by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

         Any shares covered by the Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         Since the Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares, sales of such Shares at less than the market prices may depress the market price of the Company's Common Stock.

         Boston EquiServ L.P., 150 Royall Street, Canton, MA 02021, is the transfer agent for the Company's Common Stock.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Stockholders by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the company, any of the selling stockholders or any of the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                            -------------------------

                                TABLE OF CONTENTS

                                                   PAGE
                                                   ----
Available Information.........................      2
Incorporation of Certain Information
 by Reference.................................      2
The Company...................................      4
Risk Factors..................................      5
Use of Proceeds...............................      6
Selling Stockholders..........................      6
Plan of Distribution..........................      7
Legal Matters.................................      8
Experts.......................................      8



                                2,000,000 Shares

                              REPLIGEN CORPORATION

                                  Common Stock

                             -----------------------

                                   PROSPECTUS

                                  June __, 1998

                            ------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:


                                                                           Amounts*
                                                                           --------
Registration fee......................................................    $   961.70
Listing Fee...........................................................    $17,500.00
Legal fees and expenses...............................................    $ 8,000.00
Accounting fees and expenses..........................................    $ 1,000.00
Miscellaneous.........................................................    $ 5,000.00
                                                                          ----------
    Total.............................................................    $32,461.70
                                                                          ==========


    The Company will bear all expenses shown above.

---------------
*        All amounts are estimated, except SEC Registration fee and Nasdaq
         Listing Fee.

Item 15. Indemnification of Directors and Officers.

         The Delaware General Corporation Law, Article Seventh of the Company's Amended and Restated Certificate of Incorporation, and Article V of the Company's By-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

         The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 16. Exhibits

Exhibits:


Exhibit No.                              Description
-----------                              -----------
   4.1            --Specimen  certificate  representing  the  Common  Stock  (filed as  Exhibit  4.2 to the  Company's
                    Registration Statement on Form S-1 No. 33-3959 and incorporated herein by reference).

   5.1            --Opinion of Testa, Hurwitz & Thibeault, LLP.

  23.1            --Consent of Arthur Andersen LLP.

  23.2            --Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

  24.1            --Power of Attorney (included as part of the signature pages to this Registration Statement).


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered ) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Needham, Massachusetts on June 29, 1998.

                                             REPLIGEN CORPORATION

                                             By:    /s/  Walter C. Herlihy
                                                 --------------------------
                                                       Walter C. Herlihy
                                                President and Chief Executive
                                                Officer

         We, the undersigned officers and directors of Repligen Corporation, hereby severally constitute and appoint Walter C. Herlihy and Daniel P. Witt, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Repligen Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                Title(s)                                         Date
          ---------                                --------                                         ----
 /s/  Walter C. Herlihy       President, Chief Executive Officer, Chief Financial              June 29, 1998
-----------------------       Officer and Director (principal executive, financial
Walter C. Herlihy             and accounting officer)

/s/  Alexander Rich           Co-Chairman of the Board of Directors                            June 29, 1998
-----------------------
Alexander Rich, M.D.

 /s/  Paul Schimmel           Co-Chairman of the Board of Directors                            June 29, 1998
---------------------
Paul Schimmel, Ph.D.

/s/  G. William Miller        Director                                                         June 29, 1998
-----------------------
G. William Miller


                                  EXHIBIT LIST


Exhibit No.                                      Description
-----------                                      -----------
4.1(1)         --Specimen  certificate  representing  the  Common  Stock  (filed as  Exhibit  4.2 to the
                 Company's  Registration  Statement on Form S-1 No. 33-3959 and  incorporated  herein by reference).

5.1            --Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1           --Consent of Arthur Andersen LLP.

23.2           --Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

24.1           --Power of Attorney (included as part of the signature pages to this Registration
                 Statement).
